Exhibit 10.2

Execution Version

TERM PROMISSORY NOTE

US $1,500,000.00	Louisville, Kentucky July 24, 2024

FOR VALUE RECEIVED, Panbela Therapeutics, Inc., a Delaware corporation, together with its wholly-owned subsidiary, Cancer Prevention Pharmaceuticals, Inc., with an address of 712 Vista Boulevard, Suite 305, Waconia, Minnesota 55387 (together, the “Borrower”), promises to pay to the order of USWM, LLC, a Delaware limited liability company, with address of 4441 Springdale Road, Louisville, Kentucky 40241 (the “Lender”), the principal sum of One Million Five Hundred Thousand and 00/100ths US Dollars (US $1,500,000.00), together with interest and premium thereon as set forth below, in lawful money of the United States of America in immediately available funds, without default or defalcation, as follows: (a) the “Financing Date Payment” (as defined below) on or before the earlier of (i) the closing date of a “Qualifying Financing” (as defined below), (ii) the closing date of a “Qualifying Transaction” (as defined below), and (iii) December 31, 2024 (as applicable, the “Financing Maturity Date”); and (b) the “Qualifying Transaction Payment” (as defined below) on or before the closing date of a Qualifying Transaction (the “Transaction Maturity Date”).

All capitalized terms used in this Note but not otherwise defined herein are used with the same meanings given to them in that certain Loan Agreement, dated as of the same date as this Note, by and between Lender and Borrower (as amended, modified, extended, renewed, restated, superseded or replaced from time to time, the “Loan Agreement”). This Note is made under the Loan Agreement and is secured by the Security Documents referred to therein. Reference is hereby made to the Loan Agreement and Security Documents referred to therein for terms and conditions applicable to this Note but not contained herein.

This Note shall bear interest and premium as follows: (a) interest and premium in the amount of Three Hundred Seventy-Five Thousand and 00/100ths US Dollars (US $375,000.00), due and payable on the Financing Maturity Date; plus (b) interest and premium in an amount equal to ten percent (10%) of all proceeds generated by the Borrower pursuant to a Qualifying Transaction (the “Qualifying Transaction Payment”), due and payable on the Transaction Maturity Date, provided, however, that the Qualifying Transaction Payment shall not exceed One Million and 00/100ths US Dollars (US $1,000,000.00).

Borrower represents, warrants, acknowledges and agrees that: (i) the terms of this Note, including without limitation the interest and premium due and payable on this Note, were negotiated in good faith between unrelated parties acting at arms’ length and are fair market value terms; (ii) the making of the Loan by Lender is vitally important to Borrower’s research, development and Qualifying Financing efforts and without the Loan Borrower’s efforts would be jeopardized; (ii) Borrower does not have access to other financing or capital in the urgent time frame in which it needs the Loan proceeds; and (iii) the interest and premium due and payable by Borrower under the Note represent reasonable and fair value in consideration of Lender’s making of the Loan under the circumstances, and are not a penalty.

The principal of and interest and premium on this Note shall be due and payable as follows: (a) on the Financing Maturity Date, the entire outstanding principal balance of, together with interest and premium in the amount of US $375,000.00 (collectively, the “Financing Date Payment”), shall be due and payable in full; and (b) on the Transaction Maturity Date, the Qualifying Transaction Payment shall be due and payable in full. In consideration of the Lender’s willingness to make the Loan and to accept this Note, the interest and premium on this Note are calculated, due and payable regardless of the number of the days the principal amount of this Note is outstanding. The Qualifying Transaction Payment shall be due and payable upon the closing of a Qualifying Transaction, regardless of whether or not any principal of this Note is then outstanding. The proceeds of a Qualifying Transaction shall include all consideration received by the Borrower in a Qualifying Transaction, including without limitation cash, property, promissory notes, equity, debt, warrants, convertible or exchangeable securities, contingent payments (such as earnouts and the like), consulting fees, noncompetition payments, and other consideration due or payable to Borrower in connection with or on account of the Qualifying Transaction.

Borrower shall make each payment under this Note no later than 12:00 p.m. (Noon) Eastern time on the date when due, in lawful money of the United States of America, to Lender at its office address stated above, and in immediately available funds. Whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or a public holiday or banking holiday, such payment shall be made on the next Business Day.

If any payment of principal, interest or premium is not paid when due, whether by acceleration or otherwise (there being no requirement of notice of nonpayment from Lender to Borrower), Borrower shall pay to Lender interest on the unpaid amount at the rate of one-and-one-half percent (1-1/2%) per month, compounding monthly (the “Default Interest”), until the payment and all Default Interest thereon is finally and fully paid. Lender’s entitlement to the Default Interest shall be in addition to, and not in lieu of, all other rights and remedies available to Lender on account of such unpaid amount. If any law applying to this Note is interpreted so that the interest, premium or other charges collected or to be collected hereunder exceed the legal amount, then the interest, premium or other charges charged hereunder shall be reduced by the amount necessary to reduce the interest, premium or other charges to the maximum legal amount and this Note and all sums due hereunder shall immediately accelerate and become due and payable in full at the election of the holder hereof. For clarity, it is agreed that all matured interest or premium due and payable under this Note shall also bear interest at the Default Interest rate until finally and fully paid.

As used in this Note, (a) “Qualifying Financing” means any capital increase, issue of equity-linked instruments, capital stock, shares or other equivalent instruments, subordinated debt or other securities by Borrower whether through a private placement, uplisting or otherwise raising net proceeds in an aggregate amount equal to or greater than One Million Eight Hundred Seventy-Five Thousand and 00/100ths US Dollars ($1,875,000.00); and (b) “Qualifying Transaction” means the closing of any sale, assignment, license, royalty or other agreement or transaction with a third-party other than Lender having the effect of assigning, transferring or granting, or committing to assign, transfer or grant, any right, title, license or interest in, to or under Borrower’s asset known as “Ivospemin (SBP-101)” or any patent, patent application, trademark, copyright, know-how, trade secret or other intellectual property related to such asset.

The Borrower may prepay all or part of this Note at any time without penalty. If, prior to the Financing Maturity Date or Transaction Maturity Date, any Milestone Payment becomes due and payable by Lender under the Asset Purchase Agreement (as defined in the Loan Agreement), then Borrower shall be obligated and deemed to make a prepayment under this Note in the amount of such Milestone Payment and Lender may exercise its right of set off under this Note against such Milestone Payment.

Payments under this Note shall be applied, first, to any costs, fees or expenses due or payable by Borrower under this Note, second, to Default Interest, if any, then due and payable; third, to the Financing Date Payment; and, fourth, to the Qualifying Transaction Payment. Borrower shall not send Lender any payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender hereby rejects such language and Lender may accept the payment without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.

The Borrower acknowledges and agrees that the proceeds of this Note shall be used by Borrower as set forth in the Loan Agreement.

The occurrence of any Event of Default under the Loan Agreement shall constitute an event of default under this Note, the occurrence of which shall entitle the holder hereof to declare the entire principal balance of this Note, together with all interest and premium hereon, and all other liabilities, indebtedness and obligations of Borrower to Lender, whether now existing or hereafter created, to be immediately due and payable, and to take any and all action allowed the holder by law or equity, under the terms of this Note or under the terms of the Loan Documents or under the terms of any other agreements between Borrower and Lender.

All rights and remedies of Lender under this Note, the Loan Documents, any document securing or relating thereto, and under any other Applicable Law or at equity, are and shall be cumulative to the greatest extent permitted by law. The delay or failure of Lender or the holder hereof to insist upon strict performance of any of the terms of this Note, or to exercise any rights hereunder, shall not be construed as a waiver or relinquishment to any extent of Lender's or the holder's right to assert or rely upon such terms or rights at any subsequent time or in any other instance.

Borrower and all endorsers and guarantors of this Note hereby:

(a)    consent to the negotiation or assignment of this Note by the Lender or other holder to any other Person at any time;

(b)    waive presentment and demand, notice of demand, notice of dishonor, protest and notice of protest and non-payment thereof, notice of default, and all other notices or demands in connection with the delivery, acceptance, performance, default, enforcement, endorsement or guarantee hereof;

(c)    waive all exemptions to which they may now or hereafter be entitled under the laws of this or any other state or of the United States;

(d)    waive any requirement of marshaling of assets and all other legal or equitable doctrines which might otherwise require the holder hereof to proceed against any persons or any collateral or any other property or with respect to any other rights in any particular order and agree that the holder may elect not to proceed against any collateral securing this Note and may instead seek to enforce and collect this Note through whatever means may otherwise be available at law or equity;

(e)    agree that Lender shall have the right, but not the obligation, without notice to Borrower or any other party, to renew this Note, grant Borrower extensions of time for, or changes in the amounts of, payment of this Note or any other indulgence or forbearance by Lender, and Lender may release any or all of the security and collateral for this Note, and modify the terms of any of the Loan Documents or any other document securing or relating to this Note, and may release any guarantors, endorsers or any party to this Note, and otherwise deal in any way, at any time, with Borrower, or any guarantor of this Note or with any other party who may become primarily or secondarily liable for any of the obligations of Borrower under this Note, in every instance without the consent of Borrower or any such other parties and without in any way affecting the continuing liability of Borrower or any such other parties hereunder or under any of the other Loan Documents; and

(f)    waive all suretyship defenses including but not limited to all defenses based upon impairment of collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code (the “UCC”), with such waiver made to the full extent permitted by Section 3-605(i) of the UCC.

Lender is hereby authorized, at any time and from time to time and regardless of whether or not an Event of Default under this Note is then existing or continuing, without notice to Borrower (any such notice being expressly waived), to set off and apply any indebtedness at any time owing by Lender to or for the credit or the account of Borrower, including without limitation any Milestone Payments or other payments due from Lender to Borrower under the Asset Purchase Agreement, against any and all of the obligations of Borrower now or hereafter existing and due or payable under this Note, any other Loan Document or the Asset Purchase Agreement (including without limitation any prepayment obligation), irrespective of whether or not Lender shall have made any demand under this Note, such other Loan Document or the Asset Purchase Agreement and although such obligations may be unmatured or contingent or the applicable maturity date may not have occurred. The rights of Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set off) that Lender may have. No exercise of Lender’s rights of set off under this Note or any other Loan Document shall: (a) be deemed a reduction or cessation of the Lender’s obligation to pay the Milestone Payment under the Purchase Agreement, but rather shall constitute Lender’s payment of the Milestone Payment, in whole or in part, to the extent of the set off; or (b) impair, waive, extinguish, terminate or otherwise affect any milestone or other payments due or payable to Lender under any license or sublicense with a third party of or for the purchased assets under the Asset Purchase Agreement. Any provision in the Asset Purchase Agreement that could be construed to prohibit, prevent or invalidate any set off against the Milestone Payments is hereby waived and deemed amended by this paragraph.

Borrower agrees that it will pay to Lender or the holder hereof all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Lender or holder in connection the enforcement hereof, and the collection or attempted collection of the sums due hereunder or in securing or attempting to secure or protecting and defending or attempting to protect and defend holder's interest in any property securing this Note.

IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING HEREUNDER OR IN CONNECTION WITH THE OBLIGATIONS, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

The parties agree that the sole proper venue for the determination of any litigation commenced by Lender against Borrower or by Borrower against Lender on any basis shall be in a court of competent jurisdiction which is located in Jefferson County, Kentucky and the parties hereby expressly declare that any other venue shall be improper and Borrower expressly waives any right to a determination of any such litigation against Lender by a court in any other venue. Borrower further acknowledges that by virtue of its execution hereof, it is transacting business within the Commonwealth of Kentucky and submits to the personal and subject matter jurisdiction of the courts of the Commonwealth of Kentucky, and specifically, the Jefferson County, Kentucky Circuit Court, and the United States District Court for the Western District of Kentucky, at Louisville, and agrees that service of process by any judicial officer or by registered or certified United States mail or via the Kentucky Secretary of State as statutory agent for Borrower shall establish personal jurisdiction over Borrower, who waives any rights under the laws of any state to object to jurisdiction within the Commonwealth of Kentucky or service of process as set forth above. Provided, however, that nothing contained in this paragraph shall prevent Lender from bringing any action or exercising any rights against any security or against Borrower within any other state or other venue where proper jurisdiction exists. Initiating such proceedings or taking such action in any other state or venue shall in no event constitute a waiver of the agreement contained herein that the laws of the Commonwealth of Kentucky shall govern the rights and obligations of the parties hereunder or of the submission herein made by Borrower to personal jurisdiction within the Commonwealth of Kentucky. The aforesaid means of obtaining personal jurisdiction and perfecting service of process on Borrower are not intended to be exclusive, but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the Commonwealth of Kentucky or by any other state in an action brought by Lender in such state.

The substantive laws of the Commonwealth of Kentucky shall govern the construction of this Note and the rights and remedies of the parties hereto, regardless of the principles of conflicts of laws applied by Kentucky or any other jurisdiction.

Time is of the essence in the payment and performance of all of Borrower's obligations under this Note and all documents securing this Note or relating hereto.

This Note cannot be amended, modified or altered except by an agreement in writing duly signed and acknowledged by authorized representatives of Lender and Borrower.

If any one or more of the provisions of this Note, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Note and all other applications of any such provision shall not be affected thereby. In the event such provision(s) cannot be modified to make it or them enforceable, the invalidity or unenforceability of any such provision(s) of this Note shall not impair the validity or enforceability of any other provision of this Note.

This Note is binding on the successors and assigns of Borrower and inures to the benefit of Lender and its successors and assigns. Borrower shall not assign or allow the assumption of its rights and obligations under this Note without Lender's prior written consent, which consent may be withheld in the Lender’s sole discretion.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Borrower has executed this Note effective as of the date set forth in the caption.

Panbela Therapeutics, Inc.

a Delaware corporation

By: /s/ Jennifer K. Simpson

Name: Jennifer K. Simpson

Title: Chief Executive Officer

Cancer Prevention Pharmaceuticals, Inc.

By: /s/ Jennifer K. Simpson

Name: Jennifer K. Simpson

Title: Chief Executive Officer

[Signature page to Term Promissory Note]

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